Exhibit 99.2

NEWS RELEASE

Dawson Geophysical Company

508 West Wall, Suite 800

Midland, TX 79701

DAWSON GEOPHYSICAL AND TGC INDUSTRIES ENTER

INTO A DEFINITIVE MERGER AGREEMENT

STOCK-FOR-STOCK TRANSACTION VALUED AT APPROXIMATELY $157 MILLION

MIDLAND, Texas, March 21, 2011/PR Newswire/ — Dawson Geophysical Company (Dawson) (NASDAQ: DWSN) and TGC Industries, Inc. (TGC) (NASDAQ: TGE) today announced they have entered into a merger agreement dated March 20, 2011 whereby Dawson will acquire TGC in a tax-free stock-for-stock transaction.  The combined company will retain the Dawson name and trading symbol.

Based on the NASDAQ closing prices of Dawson and TGC shares on Friday, March 18, 2011, the transaction is valued at approximately $157 million, representing approximately $8.00 per TGC share.

Pursuant to the terms of the merger agreement, at the effective time of the merger, TGC shareholders will receive 0.188 shares of Dawson stock for every one share of TGC stock, provided that the average of the volume weighted average price of Dawson common stock on the NASDAQ during the ten consecutive trading days ending on the second business day prior to the date of the shareholders’ meetings of Dawson and TGC to be called for the purpose of approving the transaction is equal to or greater than $32.54 but less than or equal to $52.54.  In the event that the average of the volume weighted average price of Dawson’s common stock is outside of that range, then the parties, at their respective option, shall be entitled to terminate the transaction following good faith negotiations to determine a modified, mutually acceptable exchange ratio.  For the ten consecutive trading days ended March 18, 2011, the average of the volume weighted average price of Dawson’s common stock was $44.16.

At the closing of the transaction, it is anticipated that Dawson will issue approximately 3.7 million shares in exchange for the approximately 19.6 million shares of TGC stock outstanding.  Upon completion of the transaction, Dawson will have approximately 11.7 million shares outstanding, with current Dawson shareholders owning approximately 68% of the combined company and current TGC shareholders owning approximately 32%.

Boards of Directors of both companies have approved the transaction, and directors and officers representing approximately 29% of TGC outstanding shares and approximately 4% of Dawson outstanding shares have agreed to vote in favor of the Merger.

The closing of the transaction is anticipated to be completed by late second quarter or early third quarter of 2011, subject to approval by holders of 80% of the outstanding shares of TGC and a majority of the Dawson shares present and voting at the special meeting, as well as certain other closing conditions and regulatory approvals.

Raymond James & Associates, Inc. served as financial advisor to Dawson while Southwest Securities, Inc. served as financial advisor to TGC.

Upon closing of the transaction, Wayne Whitener, President, CEO and Director of TGC, will join the Board of Directors of Dawson along with Allen T. McInnes, Ph.D., current TGC Director and Dean of the Texas Tech Jerry S. Rawls College of Business Administration.  Mr. Whitener will continue as President and Chief Operating Officer of TGC, which after the transaction will be a wholly owned subsidiary of Dawson. Rob Wood, President of Eagle Canada, TGC’s wholly owned Canadian subsidiary, will remain in his role as President of Eagle Canada.  Each of these named executives will enter into three-year employment agreements with the continuing entity.

Stephen Jumper, President and Chief Executive Officer of Dawson, said: “We are excited to welcome the shareholders of TGC as shareholders of Dawson.  Likewise, we are excited to welcome the employees of TGC and its subsidiary Eagle Canada, Inc. to the Dawson family along with their respective clients.”

Jumper continued: “We believe the combination of these companies provides opportunities to better serve the combined company’s expanded client base with higher channel count capacity, greater geographic diversification of the combined entity operations and blending of operational, technical and regional expertise.  With the ability to share equipment and personnel resources, the combined companies will be able to provide its clients with the required channel counts to produce higher resolution images, enhanced efficiencies related to logistical improvements of crew timing while increasing utilization rates for all crews with an expanded order book.”

Wayne Whitener, President and Chief Executive Officer of TGC, said: “We are pleased to join forces with Dawson Geophysical to create a strong and more dynamic organization capable of providing a multitude of seismic and geophysical services to our combined client base.  We are excited about the market position and growth potential of Dawson Geophysical going forward.  This transaction is a clear win-win for our shareholders, clients and employees.  I look forward to our contributing to the success of the combined organization.”

Jumper concluded: “The timing of this transaction creates an expanded opportunity to benefit all of our clients as demand for advanced seismic services continues to increase in the lower 48 states and Canada.  The combined operating platform — services, people and equipment — positions our shareholders and employees to capture any upside in the onshore North American seismic market.”

Dawson and TGC have scheduled a conference call to discuss the transaction for Monday, March 21, 2011, at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. To participate in the conference call, dial 866-322-9730 and use passcode 53785025 at least 10 minutes before the call begins and ask for the Dawson Geophysical / TGC Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 23, 2011. To access the replay, dial 800-642-1687 using a passcode of 53785025.  Any materials to be utilized by Dawson and TGC during the conference call will be posted to their respective websites at http//:www.dawson3d.com and http//:www.tgcseismic.com.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.dawson3d.com or http://www.tgcseismic.com. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately twelve months on both above-mentioned websites.

Important Information For Investors and Shareholders

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the merger agreement, including the proposed merger and the proposed issuance of Dawson common stock in the merger, will, as applicable, be submitted to the shareholders of Dawson and TGC for their consideration. Dawson will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a joint proxy statement of Dawson and TGC that also constitutes a prospectus of Dawson. Dawson and TGC will mail the joint proxy statement/prospectus to their respective shareholders. Dawson and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DAWSON AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Dawson and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Dawson and TGC make available free of charge at http://www.dawson3d.com and http//:www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact Dawson at (432) 684-3000 or TGC at (972) 881-1099 or c/o Dennard Rupp Gray & Lascar, LLC, at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

Dawson, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Dawson and TGC in connection with the proposed transactions. Information about the directors and officers of Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 23, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Dawson Geophysical

Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2D, 3D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

About TGC Industries

TGC Industries, Inc., based in Plano, Texas, is a provider of seismic data acquisition services with operations throughout the continental United States and Canada.  The Company has branch offices in Houston, Midland, Oklahoma City and Calgary.

Safe Harbor Provisions

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company and TGC Industries, Inc. caution that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect Dawson’s or TGC’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting Dawson’s or TGC’s crews such as weather interruptions and inability to obtain land access rights of way, whether either company enters into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to Dawson’s or TGC’s customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties with respect to Dawson is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2010, and with respect to TGC, is set forth in TGC’s Form 10-K for the fiscal year ended December 31, 2010. Dawson and TGC disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact	Company Contact
Dawson Geophysical Company	TGC Industries
Stephen C. Jumper, President & CEO	Wayne Whitener, President & CEO
Christina W. Hagan, CFO	(972) 881-1099
(800) 332-9766
www.dawson3d.com

Company Contact	Company Contact
EnerCom, Inc.	DRG&L
Gregory B. Barnett, President	Jack Lascar
Anthony D. Andora, Managing Director	(713) 529-6600
(303) 296-8834